                                                                    EXHIBIT 99.4

                               IRREVOCABLE PROXY


     The undersigned, UNIVERSAL STUDIOS, INC., as record owner of 4,658,216 shares (the "Shares") of the Common Stock of INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the "Company"), hereby revokes all previous proxies and irrevocably designates TITUS INTERACTIVE SA ("Titus") as proxy of the undersigned (the "Proxy"), to (a) vote at any and all meetings of the stockholders of the Company, (b) execute any and all written consents of stockholders of the Company and (c) otherwise act for the undersigned with respect to the Shares in the same manner and with the same effect as if the undersigned were personally present at any such meeting and voting the Shares, or personally acting on any such matters submitted to stockholders for approval or consent, in favor of:

          the issuance of up to 5,000,000 shares of the Company's Common Stock to Titus pursuant to that certain Stock Purchase Agreement dated as of March 18, 1999 (the "Purchase Agreement") among the Company, Titus and Brian Fargo.

     The undersigned authorizes the Proxy to substitute any other person to act hereunder (provided that such substitution is in connection with the Merger of the Proxy with another entity or the sale of all or substantially all of the Proxy's assets to another entity), and to file this irrevocable proxy and any such substitute with the Secretary of the Company.

     This proxy is irrevocable until August 20, 1999 and is coupled with an interest, and is given in consideration of the making of an equity investment in the Company by Titus pursuant to the terms and conditions of the Purchase Agreement.


Dated:  March 18, 1999              UNIVERSAL STUDIOS, INC.



                                    By:    /s/ Brian C. Mulligan
                                           ----------------------------------
                                    Name:  Brian C. Mulligan
                                           ----------------------------------

                                    Title: Executive Vice President
                                           ----------------------------------